EXHIBIT 99.1

NEWS ANNOUNCEMENT
SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: investmentinfo@systechnologies.com

SYS TECHNOLOGIES ANNOUNCES EXECUTION OF MERGER AGREEMENT WITH SAN DIEGO-BASED DEFENSE AND SECURITY SOLUTIONS PROVIDER KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Merger Significantly Broadens Combined Company’s Service Offerings in Department of Defense, Command and Control, Public Safety and Security Businesses

SAN DIEGO, CA – February 21, 2008 – SYS Technologies, Inc. (“SYS”) (AMEX: SYS), a leading provider of information connectivity solutions that enable situational awareness and real-time collaboration, announced today that it has entered into a definitive merger agreement with Kratos Defense & Security Solutions, Inc. (“Kratos”) (Nasdaq: KTOS), a leading national defense and security solutions provider, in an all-stock transaction. Under the terms of the agreement, SYS will become a wholly owned subsidiary of Kratos and all of SYS’ outstanding common shares will be converted into Kratos common shares.

Kratos will issue approximately 25 million shares of KTOS common stock for 100 percent of SYS’ shares. The transaction is subject to customary closing conditions, including approval by the shareholders of both companies. The transaction is expected to close towards the end of the second calendar quarter, and is expected to be accretive to Kratos’ 2008 operating and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) margins. The annualized revenue run rate of the combined company is expected to be nearly $400 million by the end of 2008.

The combined company will provide the Department of Defense, Department of Homeland Security and other government customers with an expanded portfolio of command, control, communications, computing, combat systems, intelligence, surveillance and reconnaissance (C5ISR) services and solutions. Additionally, the combined company will have significantly enhanced customer relationships, portfolio of contract vehicles, and past performance qualifications which will further position Kratos to capture a larger share of its target markets as a prime contractor.

Under the agreement, which has been unanimously approved by both boards of directors, SYS stock will be converted into Kratos stock at an exchange ratio of 1.2582 shares of Kratos common stock for each outstanding share of SYS common stock. Upon closing, SYS shareholders will own approximately 23 percent and current Kratos shareholders approximately 77 percent of the combined company, which includes the estimated hold-back shares to be issued to Haverstick shareholders as part of the recent acquisition of Haverstick Consulting. The transaction is expected to be tax-free to shareholders of both companies for U.S. federal income tax purposes.

The combined company will operate under the Kratos name. Eric DeMarco will continue as president and Chief Executive Officer of Kratos. Cliff Cooke, president and Chief Executive Officer of SYS Technologies, will assume a new role overseeing all of Kratos’ Corporate Development and Strategic Business Development initiatives. Additionally, a significant portion of the SYS management team is expected to either maintain their positions or have a new or expanded role within Kratos. The current Kratos Board of Directors will remain unchanged.

“In an ever-increasing competitive environment, it is absolutely critical that we increase scale and critical mass for a number of reasons,” said Cliff Cooke, president and CEO of SYS Technologies. ”This merger allows SYS to continue its successful growth plan and offers our customers a broader range of complementary services and solutions. Although SYS is successfully executing its strategic plan, industry conditions, competitive factors and financial considerations make this merger with Kratos an extremely positive move from a strategic, industry, customer and employee perspective, especially since the SYS business is a smaller size public company, with its operating margins negatively impacted by the high costs associated with operating as a public company. Together we are creating a combined entity that is stronger than either company is on its own. We look forward to this next phase of growth with Kratos.”

“The merger of Kratos and SYS, we believe, is clearly a win-win for both companies and our respective shareholders,” said Eric DeMarco, president and CEO of Kratos Defense & Security Solutions, Inc. “The Kratos and SYS businesses are highly complementary with virtually no competitive overlap. With both businesses being located in San Diego and being small public companies, in addition to having operational synergies, there will be a significant amount of cost savings realized from the combination. This will result in increased competitiveness and improved financial performance.  Additionally, with Cliff Cooke’s demonstrated history of building businesses, we are very excited to have his leadership for Kratos’ Corporate and Business Development initiatives which, from a strategic level, is something our company has not previously had.”

The merger announced today opens up a range of new opportunities for both companies, including:

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Expanded customer footprint – The combined company will have a sizeable customer presence with the Department of Defense, SPAWAR in San Diego, NAVSEA in the Oxnard Plain, NASA, DISA, and with several other customers in the Washington, D.C. and Northern Virginia areas;

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Enhanced past performance qualifications – The cumulative experience and differentiated expertise of the combined company in the areas of C5ISR, along with its sizable employee base with government security clearances, will allow it to qualify for and bid on larger projects in the prime contractor role;

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Strategic new geographies – Kratos is strategically focused on key BRAC locations such as Huntsville, Alabama, San Diego, California, Keyport, Washington and the Pacific Missile Range Facilities in Hawaii, while SYS has a presence in Northern Virginia, the Pentagon, San Diego, and Colorado Springs.

SYS management will host an analyst and investor conference call on Thursday, February 21, 2008 at 4:30 p.m. ET (1:30 p.m. PT) to discuss the transaction and to answer questions. Participating in the call will be Cliff Cooke, chief executive officer, and Ed Lake, chief financial officer. To participate in the live call, please dial (888) 713-4216  from the US or, for international callers, please dial (617) 213-4868 passcode #89474509 approximately 15 minutes before the start time. A telephone replay will be available for one week by dialing (888) 286-8010 from the US, or (617) 801-6888 for international callers, and entering passcode #80709145. To listen to the conference call live via the Internet, visit the SYS web site at www.systechnologies.com. Please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will be available on SYS’ web site for two weeks.

Imperial Capital, LLC served as the exclusive financial advisor to SYS and rendered a fairness opinion to the Board of Directors of SYS in conjunction with this transaction.  Luce Forward Hamilton & Scripps LLP served as SYS’ legal counsel.  Wachovia Securities acted as exclusive financial advisor to Kratos, and DLA Piper, US LLP served as legal counsel.

About SYS Technologies

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to its customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, SYS technical experts enhance complex decision-making. The company also provides solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies.  Principle services include C5ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration.  The Company is headquartered in San Diego, California, with resources throughout the U.S. and in key strategic military locations. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing of closing of the merger, anticipated benefits to be realized from the merger, future financial performance and cash flows and market developments that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the closing will be delayed or that the conditions to closing will not be satisfied; risks that the integration will prove more costly, take more time, or be more distracting than currently anticipated;  risks that the transaction will cause disruption of the Company’s operations and distraction of its management; risks of adverse regulatory action or litigation; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Securities and Exchange Commission filings.

This communication is being made in respect of the proposed transaction involving Kratos and SYS.  In connection with the proposed transaction, Kratos and SYS plan to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Kratos and SYS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Kratos and SYS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Kratos and SYS through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Kratos by directing a request to Kratos Defense & Security Solutions, Inc, ATTN: Investor Relations, 4810 Eastgate Mall, San Diego, CA 92121, or going to Kratos’s corporate website at www.kratosdefense.com, or from SYS by directing a request to ATTN: Investor Relations, 5050 Murphy Canyon Road, Ste. 200, San Diego, CA, 92123, or going to SYS’ corporate website at www.systechnologies.com.

Kratos and SYS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Kratos’s directors and executive officers is contained in its annual proxy statement filed with the SEC on October 10, 2007. Information regarding SYS’ directors and executive officers is contained in SYS’ annual proxy statement filed with the SEC on October 29, 2007. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

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